EXHIBIT 23

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


The Board of Directors
TII Network Technologies, Inc:


We consent to the incorporation by reference in the previously filed registration statements on Form S-8 (Nos. 33-11449, 33-26930, 33-37310, 33-53180, 33-59090, 33-64961, 33-64965, 33-64967, 333-45151, 333-68579,
333-70714 and 333-70716) and previously filed registration statements on Form S-3 (Nos. 33-64980 and 333-41998) of TII Network Technologies, Inc. of our report dated September 12, 2002, except for note 3, which is as of September 24, 2002, relating to the consolidated balance sheet of TII Network Technologies, Inc. and Subsidiary as of June 28, 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and the related schedule, which report appears in the June 28, 2002 Annual Report on Form 10-K of TII Network Technologies, Inc.

                                                                        KPMG LLP

Melville, New York
September 24, 2002